EXHIBIT 99.1

Grand Havana Enterprises, Inc.
N e w s R e l e a s e

1990 Westwood Boulevard, 3rd Floor, Los Angeles, CA 90025
http://grandhavana.com

Contact:	Stanley Shuster, Chairman, President and Chief Executive Officer
Tel: (310) 475-5600

 FOR IMMEDIATE RELEASE

GRAND HAVANA ENTERPRISES, INC. ANNOUNCES PLANS TO
DEREGISTER WITH THE SEC

Los Angeles, CA (April 4, 2006) - Grand Havana Enterprises, Inc. (Pink Sheets: PUFF.PK) today announced that it intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended. The Company expects the deregistration to become effective within ninety (90) days of the filing with the SEC. The Form 15 will be filed immediately after the Company files its Form 10-QSB with the SEC for its first fiscal quarter ended December 25, 2005, which it anticipates will be filed on or about April 14, 2006.

Upon the filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-KSB, 10-QSB and 8-K, will immediately cease. The Company anticipates that its shares will continue to be traded over the counter on the Pink Sheets, but can make no assurances that any broker will make a market in the Company’s common stock. The Company intends to continue to report to its stockholders in accordance with Delaware law.

Grand Havana Enterprises, Inc. owns and operates private membership cigar clubs under the name “Grand Havana Room” and one retail cigar store under the name “Grand Havana House of Cigars.” Grand Havana currently owns and operates two Grand Havana Rooms which are located in Beverly Hills, CA and New York, NY, and one Grand Havana House of Cigars retail store located in Beverly Hills, CA. Grand Havana’s primary business is operating its existing cigar clubs and retail store.

This release contains forward-looking statements as well as historical information. Statements of goals and strategies and words such as “plan”, “believe”, “anticipate”, “expect”, “objectives”, “forecast”, and “predict” and other similar words are intended to identify forward-looking statements. These forward looking statements are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and involve risks, uncertainties and other factors that may cause the Company’s actual results, performance, or financial condition to be materially different from any results, performance, or financial condition suggested by the statements in this release.